Exhibit 10.57
AMENDMENT TO
EMPLOYMENT AGREEMENT
     This Amendment to the Employment Agreement (this “Amendment”), made this day of January 18, 2008, by and between TOUSA, Inc., a Delaware corporation (the “Employer”), and Tommy McAden, an individual (the “Employee”).
BACKGROUND
     Employer and the Employee previously entered into the Employment Agreement, including Exhibits A, B and C thereto (together the “Agreement”), effective January 1, 2006.
     Employer and the Employee now wish to amend Sections 2, 4 and 5 of the Agreement to comply.
AGREEMENT
     Now, therefore, in consideration of the facts, mutual promises, and covenants contained herein and intending to be legally bound hereby, Employer and the Employee agree as follows:
1.	Section 2 of Exhibit B of the Agreement is hereby amended to read in its entirety as follows:
“Position. The Employee will serve as Chief Financial Officer and an Executive Vice President of the Employer. In this capacity, Employee will have such duties and responsibilities as are reasonably consistent with such position or as may be assigned or delegated to the Employee from time to time by the CEO or another executive officer of the Employer identified by the CEO to the Employee.”
2.	Section 4 of Exhibit B of the Agreement is hereby amended to read in its entirety as follows:
“Base Salary. Employee will be paid an annual salary of Seven Hundred and Fifty Thousand Dollars ($750,000), which Base Salary may be increased from time to time during the Employment Period as set forth in Section 3.1 of the Agreement.”
3.	Section 5 of Exhibit B of the Agreement is hereby amended to read in its entirety as follows:
“Annual Bonus. During the term of this Agreement, the Employee is eligible to earn an annual bonus equal to 100% of the Employee’s base salary, payable in accordance with the Company’s annual bonus schedule.”

4.	All other provisions of the Agreement remain unchanged and in full force and effect.

TOUSA, Inc.
By:	/s/ Antonio B. Mon
	Name:	Antonio B. Mon
	Title:	Chief Executive Officer

EMPLOYEE
/s/ Tommy McAden
Name:	Tommy McAden

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